Exhibit 10.13

Order of the Secretary for Transport

and Public Works no. 52/2014

Using the powers granted by Article 64 of the Basic Law of the Macau Special Administrative Region and in accordance with Article 153, paragraph 2, and Article 213, both of Law no. 10/2013 (Land Law), the Secretary for Transport and Public Works orders:

1. The land lease concession contract with a total area of 722 m2, composed of three lots, designated as Lot I, Lot II and Lot III with the an area of, respectively, 291 479 m2, 53 700 m2 and 60 479 m2 located on the landfill between the islands of Taipa and Coloane, hereinafter designated as COTAI, to the west of Estrada do Istmo and south of Estrada da Baía de Nossa Senhora da Esperança, registered in the Property Registry under nos. 23 225, 23 223 and 23 224, for the construction of complex including with casino, hotels, apart-hotels, commercial and a convention, exhibition and seminar centers, is hereby amended pursuant to the terms and conditions of the attached contract, which forms integral part of this Order.

2. Included in the amendment mentioned in the previous paragraph, the object of the concession is amended as regards the area and boundaries of the mentioned three lots, whereby the areas of Lot I, Lot II and Lot III will be amended to the areas of 290562 m2, 53 303 m2 and 61681 m2.

3. In compliance with the new alignments assigned to the location, a parcel of land with an area of 112 m2 to be detached from Lot I, registered in the Property Registry under no.23225, shall revert to the Public Domain, as consequently the total area of the mentioned land composed by the three lots will henceforth be of 405 546m2.

4. This order is effective immediately.

October 16, 2014.

The Secretary for Transport and Public Works, Lau Si Io.

SCHEDULE

(Proceedings no. 6 412.09 of the Lands, Public Works and Transport Bureau

and File no. 33/2014 of the Lands Commission)

Contract agreed between:

Macau Special Administrative Region, as first party;

Venetian Cotai Limited, as second party; and

Venetian Macau Limited, as third party.

Cotai Strip Lot 2 Apart Hotel (Macau) Limited, as fourth party.

Whereas:

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

1. By Order of the Secretary for Transport and Public Works no. 27/2007, published in the Official Gazette of the Macau Special Administrative Region no. 16, Series II, of 18 April 2007, the land concession contract of the land with the total area of 405 658 m2, composed of three lots, designated as lot I, lot II and lot III, with an area of, respectively, 292 315m2, 52 864m2 and 60 479 m2, located on the landfill between the islands of Taipa and Coloane, hereinafter designated as COTAI, to the west of Estrada do Istmo and south of Estrada da Baía de Nossa Senhora da Esperança, was granted to “Venetian Cotai Limited”, a company registered with the Macau Commercial and Moveable Assets Registry under no. 19845(SO), with registered office at Estrada da Baía de Nossa Senhora da Esperança, The Venetian Macao Resort Hotel, Executive Offices – L2, Taipa, Macau.

2. In accordance with Article 3, paragraph 1, of the mentioned land lease concession contract set forth in the said Order, this land is developed by erecting a complex including with casino, hotels, apart-hotels, commercial and a convention, exhibition and seminar centers, in horizontal property regime.

3. The concession contract has been registered in the Property Registry, and having Lots I, II and II been registered under nos. 23 225, 23 223 and 23 224, respectively, and having the right resulting from the land lease concession been registered in the name of the concessionaire under no. 31 681F.

4. Subsequently, by Order of the Secretary for Transport and Public Works no. 31/2008, published in Official Gazette of the Macau Special Administrative Region no. 44, Series II, of 29 October 2008, the said contract was amended as a consequence of the amendment of the object of the contract as regards the area and the boundaries of Lot I and Lot II, and of the separation of the commercial area of Lot II previously included in the gross construction area assigned to the purpose of hotel, and to the adjustment of the remaining gross construction areas of the other purposes.

5. As a consequence of the said amendment, the areas of lots I and II were amended to 291 479m2 and 53 700m2, whilst lot III maintained the area of 60,479 m2.

6. By means of an application dated of August 21, 2013, Venetian Cotai Limited requested the amendment of the areas of the three lots, as a consequence of the need to the introduce a minor adjustment to the Northern boundary of Lot III to better suit the building to be erected in the said lot, and whereas as a result of the said amendment no changes to the total or partial construction capacity set forth in the concession contract would arise.

7. Once the technical opinions and documents required to be filed under the proceedings were obtained, the Lands, Public Works and Transport Bureau issued a favorable opinion, whereas it concerned only a slight adjustment of the areas of the lots, without any amendment to the respective gross construction areas set forth in the concession contract, the said Bureau proceeded with the drafting of the of the concession contract amendment.

8. Pursuant to the present amendment, the lease land, composed of lots I, II and III, shall be amended to 405 546m2 and specified and labeled as “A1”, “A2”, “A3”, “A3a” and “A3b” in the plan no. 6124/2013 issued by the Cartography and Cadaster Serviced Bureau, dated September 10, 2014.

9. The parcel of land identified as “A1” corresponds to lot I, which area is reduced to 290 562m2.

10. The parcel of land identified as “A2” corresponds to lot II, which area is reduced to 53 303m2.

11. The parcels of land identified as “A3”, “A3a” and “A3b” correspond to lot III, which area is increased to 61 681m2.

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

12. The aforementioned parcel of land with an area of 112m2 identified as “D”, to be detached from Lot I, shall revert to the Public domain.

13. The proceedings followed its normal course and was sent to the Lands Committee, which, having met on September 25, 2014, issued a favorable opinion to the approval of the request based on articles 129 and 139 of Law no. 10/2013, , which was further agreed by the Chief Executive by an Order dated of October 7, 2014.

14. The terms of the concession contract set forth in the present Dispatch were notified to the concessionaires and by them specifically accepted and agreed, as per declarations filed on October 10, 20154, signed by Mr. David Alec Andrew Fleming and Mr. Toh Hup Hock, both with professional domicile in Macau, Estrada da Baía de Nossa Senhora da Esperança, The Venetian Macao Resort Hotel, Executive Offices – L2, Taipa, in their capacity of directors and in representation of the companies Venetian Cotai Limited, Venetian Macau Limited, and Cotai Strip Lot 2 Apart Hotel (Macau) Limited, which capacity and powers for the said effect were certified by the private notary Marcelo Poon, as per notary certificate included in the said declarations.

15. Whereas the aforementioned parcel identified as “D” in the said plan, which reverts to the Public domain, is secured with mortgages registered with the Property Registry under nos. 129 631C and 169 371C in favour of Bank of China Limited, the latter declared, for all legal effects, it authorized the cancelation thereof as regards the mentioned parcel.

Article 1 – Subject Matter of the Contract

1.	The subject matters of the Contract are:

1)

On the basis of permissions, to reduce the area of parcel I and parcel II and increase the area of parcel III, and revise the concession, on a leasing basis, of a 405,658 (four hundred and five thousand, six hundred and fifty-eight) square-meter area of land located next to Isthmus Road and Our Lady of Hope Bay Road in Cotai for the intended purpose of constructing an integrated complex for casino, hotel, serviced apartment, commercial, and conference/exhibition center uses. The land is described in No. 23223, No. 23224 and No. 23225 of the Property Registry (Conservatória Registo Predial, or C.R.P.), and its concession is evidenced in Order No. 27/2007 from the Director of the D.S.S.O.P.T. as promulgated in Part 2 of the 16th issue of the Macau Special Administrative Region Communiqué (the “Communiqué”) of 18 April 2007, and is subject to Order No. 31/2008 from the Director of the D.S.S.O.P.T. in Part 2 of the 44th Communiqué of 29 October 2008, and revision No. 37/2013 by the Director of the D.S.S.O.P.T. in Part 2 of the 23rd Communiqué of 5 June 2013.

2)

In accordance with the provisions of the new street alignment plan, a parcel of land free of all charges or encumbrances, which was delineated and marked with the letter “D” in the cadastral map (“the D.S.C.C. Map”) issued by the Cartography and Cadastre Bureau (Direcção dos Serviços de Cartografia e Cadastro, or the D.S.C.C.) on 10 September 2014, with an area of 112 (one hundred and twelve) square meters and a value of MOP$112,000.00 (one hundred and twelve thousand patacas), shall be disengaged from the aforementioned parcel and returned to Party A, and be included as public property.

2.	On the basis of the above:

1)

The parcels 805 (eight hundred and five) square meters and 112 (one hundred and twelve) square meters in area marked as “A3a” and “D”, respectively, on the D.S.C.C. Map, as parts of the land described in C.R.P. No. 23225, shall be separated from land parcel I, which is valued at MOP$1,458,574,919.00 (one billion four hundred and fifty-eight million, five hundred and seventy-four thousand, nine hundred and nineteen patacas), and its area is reduced to 290,562 (two hundred and ninety thousand, five hundred and sixty-two) square meters, delineated and marked as “A1” on the D.S.C.C. Map, corresponding to the total land area described in C.R.P. No. 23225;

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

2)

The parcel 397 (three hundred and ninety-seven) square meters in area marked as parcel “A3b” on the D.S.C.C. Map, and as part of the land described in C.R.P. No. 23225, shall be separated from land parcel II, which is valued at MOP$688,982,508.00 (six hundred and eighty-eight million, nine hundred and eighty-two thousand, five hundred and eight patacas), and its area is reduced to 53,303 (fifty-three thousand, three hundred and three) square meters, delineated and marked as “A2” on the D.S.C.C. Map, and corresponding to the total area of the land described in C.R.P. No. 23223;

3)

The 805 (eight hundred and five) square-meter parcel in parcel I and the 397 (three hundred and ninety-seven) square-meter parcel in parcel II shall be integrated into parcel III, which is valued at MOP$594,374,049.00 (five hundred and ninety-four million, three hundred and seventy-four thousand, and forty-nine patacas), and the area shall be adjusted to 61,681 (sixty-one thousand, six hundred and eighty-one) square meters, delineated and marked as “A3”, “A3a” and “A3b” on the D.S.C.C. Map, and corresponding to the total land area described in C.R.P. No. 23224;

4)

The total area of the land concession is adjusted to 405,546 (four hundred and five thousand, five hundred and forty-six) square meters, comprising the parcels delineated and marked as “A1”, “A2”, “A3”, “A3a” and “A3b” in cadastral map No. 6124/2003 issued by D.S.C.C. on 10 September 2014, hereinafter referred to as the Land, the concession of which is governed by the provisions of this Contract;

5)

As evidenced in Order No. 27/2007 from the Director of the D.S.S.O.P.T. as promulgated in Part 2 of the 16th issue of the Communiqué of 18 April 2007 and subject to Order No. 31/2008 from the Director of the D.S.S.O.P.T. in Part 2 of the 44th Communiqué of 29 October 2008, and revision No. 37/2013 by the Director of the D.S.S.O.P.T. in Part 2 of the 23rd Communiqué of 5 June 2013, the text of Clause Three and Clause Seven are revised as follows:

“Clause Three – Usage and Purpose of the Land

1.

1)	Parcel I, a land area of 290,562 (two hundred and ninety thousand, five hundred and sixty-two) square meters:

(1)

(2)

(3)

(4)

(5)

2)	Parcel II, a land area of 53,303 (fifty-three thousand, three hundred and three) square meters:

(1)

(2)

(3)

(4)

(5)

3)	Parcel III, a land area of 61,681 (sixty-one thousand, six hundred and eighty-one) square meters:

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

(1)

(2)

(3)

(4)

(5)

2.

3.	Party B must comply with the urban planning regulations in effect within the zone where the Land is situated.

Clause Seven – Rent

1.

During the period of use of the Land, Party B must pay annual rent of MOP$30.00 (thirty patacas) per square meter of land conceded, to a total amount of MOP$12,166,380.00 (twelve million, one hundred and sixty-six thousand, three hundred and eighty patacas);

2.

3.	”

Article 2 – Period of Use

1.	The period of use for the Land concludes on 17 April 2016.

2.	The above-mentioned period includes the time for Party B to submit the project program, and for Party A to review the program and issue permits.

Article 3 – Default Fines

1.

In cases where Party B fails to comply with the terms specified in Article 2, a default fine equal to 0.1% (zero point one per cent) of the total value shall be collected for each day past due, for up to 150 (one hundred and fifty) days.

2.

In cases where responsibility does not lie with Party B and reasons are considered sufficient by Party A who then subsequently approves the termination or the extension of the period of use, Party B shall be exempt from the above mentioned liability.

Article 4 – Transfer

1.

Based on the special nature of the concession, prior permission from Party A must be obtained before the transfer of any terms derived from the concession, otherwise such a transfer shall be invalid or rendered ineffective, and shall not prejudice the provisions of Article 6.

2.	In order to substantiate the above provision, the following situations shall be deemed as the transfer of terms derived from the concession:

1)	A one-off or multiple transfer amounting to more than 50% (fifty per cent) of the capital of Party B or its controlling company;

2)

Where, in accordance with the provision of Article 258, Clause 3 of the Civil Code, an authorization letter or re-authorization letter irrevocable without the consent of all stakeholders is drawn up, and such authorization letter entitles the authorized party to dispose of the terms derived from the concession and to take all actions in proceedings.

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

3.

Without prejudicing the provisions above, if Party B transfers more than 10% (ten per cent) of its capital or that of its controlling company, Party B must notify the D.S.S.O.P.T. within thirty days of such a transfer, otherwise, for the first instance of such a breach, Party B shall be fined 1% (one per cent) of the total value, and for the second instance of such a breach, the concession shall be revoked.

4.	Any transferees must be bound by the revised terms and conditions of this Contract, in particular those aspects regarding the period of use and additional premiums.

5.

Before utilisation is completed, in accordance with the provisions of Article 42 Clause 3 of Law No. 10/2013, Party B may only mortgage the rights derived from the concession to credit institutions licensed to operate in the Macau Special Administrative Region.

6.	Any mortgage in violation of the above provision is invalid.

Article 5 – Invalidation

1.	This concession is invalidated in the following situations:

1)	Where utilization is still not completed after 150 days as specified in Article 3 Clause 1, notwithstanding whether a default fine has been paid previously or not.

2)	Where usage of the land is suspended for more than 90 (ninety) consecutive or cumulative days, except when reasons are given and considered sufficient by Party A.

2.	Invalidation of the concession shall be declared by order of the Chief Executive, and promulgated in the Macau Special Administrative Region Official Gazette.

3.

Any consequent fines or premiums already paid and all improvements made by any means to the Land shall, upon invalidation, be owned by Party A, for which Party B has no right to compensation or reimbursement, and which will not prejudice Party A’s entitlement to any overdue rent or fines.

Article 6 – Termination

1.	This Contract may be terminated in any of the following situations:

1)	Where, without consent, the usage of the Land is changed or the purpose of the concession are revised;

2)	Where obligations as specified in Article 9 and as evidenced in Order No. 27/2007 from the Director of the D.S.S.O.P.T. are not performed;

3)	Where obligations as specified in Article 11 and as evidenced in Order No. 27/2007 from the Director of the D.S.S.O.P.T. are repeatedly not fulfilled on four or more occasions;

4)	Where terms derived from the concession are transferred without prior permission in violation of the provisions of Article 4, Clause 1;

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

5)	Where the provisions of Article 4, Clause 3 are violated twice;

6)	Where usage of the Land deviates from the approved purpose, or such a purpose is never realized;

7)	Where it is not possible to commence or continue Land usage due to urban planning changes, and in any of the situations described in Article 140, Clause 2 of Law No. 10/2013;

8)	Where the lease is transferred.

2.	Termination of the concession shall be declared by order of the Chief Executive, and promulgated in the Macau Special Administrative Region Communiqué.

3.

Any consequent fines or premiums already paid and all improvements made by any means to the Land shall, upon invalidation, be owned by Party A, for which Party B has no right to compensation or reimbursement, and which will not prejudice Party A’s entitlement to any overdue rent or fines.

Article 7 – Mutatis mutandis

All termsin this Contract not expressly deleted shall remain effective as per the original Contract, which is evidenced in Order No. 27/2007 from the Director of the D.S.S.O.P.T. as promulgated in Part 2 of the 16th issue of the Macau Special Administrative Region Communiqué (the “Communiqué”) of 18 April 2007, and subject to Order No. 31/2008 from the Director of the D.S.S.O.P.T. in Part 2 of the 44th Communiqué of 29 October 2008, and revision No. 37/2013 by the Director of the D.S.S.O.P.T. in Part 2 of the 23rd Communiqué of 5 June 2013.

Article 8 – Court of Jurisdiction

The Court of the Macau Special Administrative Region is the court authorized to resolve any disputes arising from this Contract.

Article 9 – Court of Jurisdiction

For any unaddressed issues herein, this Contract is subject to the provisions of Law No. 10/2013 and other applicable laws.

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

22 200
13 200
12 600
路氹填海區
Zona de Aterro
entre
Taipa e Coloane
A1
A2
A3
A3a
A3b
B
C
D
地籍圖編號 Nr.CADASTRO
61304002 a 61304004

位於鄰近路氹連貫公路及望德聖母灣大馬路之土地－路氹填海區

Terreno junto à Estrada do Istmo e Estrada da Baía de Nossa Senhora da Esperança -

Zona de Aterro entre Taipa e Coloane

地 圖 繪 製 暨 地 籍 局

DIRECÇÃO DOS SERVIÇOS DE CARTOGRAFIA E CADASTRO

比 例 ESCALA 1:6000

60 0 60 120 180 240 300 360 420 480 540 公尺 metros

5公尺等高線距 — A EQUIDISTÂNCIA DAS CURVAS É DE 5 METROS

高程基準：平均海平面 — Datum Vertical : NÍVEL MÉDIO DO MAR (NMM)

Dispatch no. 52/SOPT/2014 Opinion of C.T. no. 98/2014 on 25/09/2014 6124/2003 on 10/09/2014

澳 門 特 別 行 政 區 政 府

Government of the Macau Special Administrative Region

地 圖 繪 製 暨 地 籍 局

Cartography and Cadastre Bureau

Parcel A1 = Parcel A2 = Parcel A3 = Parcel A3a = Parcel A3b = Parcel B = Parcel C = Parcel D =	290,562 m2 53,303 m2 60,479 m2 805 m2 397 m2 15,914 m2 8610 m2 112 m2

Current boundaries:

-	Parcel A1 + A2 + A3 + A3a + A3b:

N	- Estrada da Baia da Nossa Senhora da Esperança;
S	- Avenida de COTAI;
E	- Parcel B;
W	- Parcel D and Avenida Cidade Nova;

-	Parcel D:

S	- Avenida de COTAI;
E	- Parcel A1;
W	- Avenida Cidade Nova.

Remarks: - Parcels “A1 + A3a + D” correspond to description No. 23225(AR).

-	Parcels “A2 + A3b” correspond to description No. 23223(AR).

-	Parcel “A3” corresponds to description No. 23224(AR).

-	Parcel “B” is land presumed by the C.R.P. to be unregistered, designated for the purpose of public greening, and the land lessee should undertake the planning, clearing and execution work.

-

Parcel “C” is land presumed by the C.R.P. to be unregistered, designated for the purpose of public foot paths, a green belt and future expansion of the roadway; underground pipe infrastructure should be installed, and the lessee is responsible for the construction and maintenance of paving and planting during the period of the land lease.

-	Parcel “D” is land which, in order to meet the requirements of land readjustment, should be vacated and integrated into the state-owned public domain.

Annex of the map 6124/2013 on 10/09/2014